                         January 20, 1998


Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
One Tower Bridge
100 West Front Street
West Conshohocken, Pennsylvania  19428

Attention:  Donald W. Pulver


Dear Mr. Pulver:

     Brandywine Operating Partnership, L.P., a Delaware limited partnership, or its affiliate ("Lender"), hereby offers to make a loan ("Loan") to Four Tower Bridge Associates, a Pennsylvania limited partnership ("Borrower"), for term financing for Four Tower Bridge, West Conshohocken Borough, Montgomery County, Pennsylvania (the "Real Property"), inclusive of the 82,000+- square foot mid-rise office building to be constructed thereon (the building, parking and related improvements being collectively referred to as "Improvements"), all on the terms and conditions set forth herein:

     1.   Amount; Purpose.

          (a) The Loan shall be in the principal amount of up to $10,000,000, or such lesser amount as shall actually be necessary to fund costs for development of the Improvements in excess of funds to be advanced under Section
3.07 of that certain Agreement of Limited Partnership of Borrower, and shall be evidenced by a promissory note in such aggregate principal amount executed by Borrower and made payable to the order of Lender ("Note").

          (b) The Loan shall be used by Borrower solely to partially refinance the cost of acquisition of the Real Property and construction of the Improvements.

     2. Interest Rate. The Loan shall provide for interest to be paid on the unpaid principal balance outstanding from time to time, at a per annum rate equal to a 30, 60 or 90 day (as determined by Lender) LIBOR + 250 basis points. The Loan shall mature ten (10) years from its funding. Interest only shall be paid in advance for the month in which the loan closing ("Closing") shall occur, followed by 35 payments of interest only, payable in arrears, commencing on the fifteenth (15th) day of the second month following the date of the Closing and each succeeding month thereafter, followed by 84 payments of interest and principal, also payable in arrears, with all unpaid interest and principal due on the maturity date. Amortization of the Loan is based upon a thirty (30) year schedule.

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 2


     3.   Payment Terms.

          (a) Borrower shall have the right, prior to the Maturity Date, to prepay the unpaid principal balance of the Note without premium or penalty, subject to and upon the terms and conditions governing the prepayment of indebtedness to be set forth in definitive loan documents.

          (b) Any prepayment, whether voluntary or involuntary, shall be applied first to any accrued and unpaid interest under the Note up to the date of such prepayment, and then to any other sums which may be payable to Lender under the Loan Documents up to the date of such prepayment, and then to the outstanding principal balance of the Note, any such prepayment applied to principal shall be applied to the principal portions of installments due under the Note in the inverse order of their maturity, and the acceptance of any such prepayment when there is an event of default in existence under any of the Loan Documents shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by Lender.

          (c) The Note shall provide for a late payment charge of four (4%) percent of any principal, interest or other amount not paid when due, and a rate of interest after the occurrence of an event of default under the Loan Documents ("Default Rate") of four (4%) percent in excess of the interest rate then payable under the Note pursuant to paragraph 2 above.

          (d) Borrower shall reimburse Lender for any and all fees, costs and expenses Lender may incur in connection with making, disbursing, administering and enforcing the Loan contemplated hereby. Without limitation of any provisions set forth herein or in the Loan Documents, Borrower shall indemnify, defend and save and hold harmless Lender of, from and against any and all loss, cost, expense, damage and liability which Lender or Lender's affiliates may suffer, sustain or incur by reason of, or arising out of Borrower's breach, violation or default under, or other failure to timely and fully pay and perform its obligations under the Loan.

     4. Loan Documents; Security. The Loan evidenced by the Note shall be governed and secured, inter alia, as follows:

          (a) a first, insured Open-End Mortgage and Security Agreement covering the Real Property and Improvements from Borrower to Lender ("Mortgage");

          (b) a first Assignment of Leases and Rents from Borrower to Lender relating to all leases affecting all or any portion of the Real Property ("Assignment of Leases and Rents");

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 3

          (c) a first Assignment of Borrower's interests under contracts, licenses and permits, documents and rights relating to the property as specified by Lender ("Assignments of Contracts");

          (d) Uniform Commercial Code financing statements executed by Borrower in favor of Lender, perfecting Lender's first security interests granted by Borrower pursuant to the Mortgage in all tangible and intangible personal property which at the time of the Loan Closing or thereafter is located on or used in connection with the Real Property ("UCC's");

          (e)  an Environmental Indemnification Agreement furnished by
Borrower with which Borrower shall indemnify and hold Lender harmless of and from any and all loss, cost, expense, damage or liability relating to the environmental condition of the Real Property or the presence of hazardous wastes thereon.

     5. Loan Closing Date. Lender's obligation to fund under this Commitment shall terminate on the earlier of (i) the date which is eighteen (18) months after the date hereof and (ii) the date on which any alternate financing contemplated by Section 18 below is funded and the Construction Loan from PNC Bank, National Association made to Borrower on the date hereof is repaid from the proceeds thereof.

     6. Composition of Borrower. During the term of the Loan, Borrower shall be and remain a Pennsylvania limited partnership, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, in which Four Oliver Tower Associates and Brandywine TB I, L.P., or its affiliate, shall be and remain its sole partners.

     7. General and Special Conditions. The General Conditions attached hereto are an integral part of this Commitment and are incorporated herein by this reference. The General Conditions shall not in any way diminish any of the terms, conditions or requirements set forth herein, and such General Conditions shall be interpreted to augment, supplement and complement such terms, conditions and requirements. In addition to the General Conditions and any other conditions that may be set forth in the Loan Documents, Lender's obligation to make the Loan shall be specifically subject to the following conditions:

          (a)  Intentionally Omitted.

          (b)  Intentionally Omitted.

          (c)  Intentionally Omitted.

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 4


          (d) Certificate of Occupancy: Borrower shall deliver to Lender a current, final certificate of occupancy for the building issued by the Commonwealth of Pennsylvania Department of Labor and Industry and by Montgomery County (or by other appropriate governmental authorities) and evidence satisfactory to Lender demonstrating compliance with all zoning, building, health, fire, traffic, safety, environmental, wetlands and such other rules, regulations, ordinances, statutes and requirements applicable to the property and the improvements relating thereto.

     8. Fees and Costs. Acceptance of this Commitment shall constitute Borrower's unconditional agreement, if and when the Loan Closing occurs, to pay all fees, including a closing fee equal to one (1%) percent of the Loan, expenses, taxes, costs and charges in respect to the Loan, or in any way connected therewith, including but not limited to Lender's reasonable counsel fees and costs, title insurance premiums and search fees, survey costs, environmental audit costs, appraisal costs, recording and filing fees and site inspection fees of Lender.

     9. Tax and Insurance Escrows. Real estate taxes and insurance premiums shall be paid or caused to be paid by Borrower timely, and Borrower shall be required to furnish Lender with paid receipts therefor. The Mortgage shall reserve to Lender upon an event of default the option to collect monthly from Borrower and hold in escrow amounts sufficient to pay real estate taxes, water and sewer charges and assessments, other lienable assessments and insurance premiums, irrespective of whether such items are paid by the tenants under any executed leases relating to space on the Real Property. Lender shall release such amounts to Borrower from time to time upon proof of the payment of such items by Borrower.

     10. Accuracy of Information. Borrower represents to Lender that all documents and/or information provided to Lender by Borrower in connection with the issuance of this Commitment are true and correct in all material respects and Borrower further acknowledges that the issuance of this Commitment by Lender is in reliance upon the accuracy and truth of such documents and/or information.

     11. Waiver of Trial by Jury. Borrower hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Commitment or the Loan and any document contemplated to be executed in conjunction herewith or therewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Borrower or Lender. This provision is a material inducement for Lender entering into this Commitment.

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 5


     12. Brokerage and Other Fees. Borrower agrees to indemnify and hold Lender harmless against the claims of any and all brokers or agents and from claims for any commissions, fees or other amounts owned or claimed to be owed regarding the Loan and/or the Real Property and Improvements.

     13. Non-Recourse. The Loan shall be non-recourse to the Borrower, subject to specific "carve-outs" to be set forth in the definitive loan documents, including, without limitation, (a) fraud or intentional misrepresentation, (b) environmental liabilities and (c) misapplication of loan proceeds, rental or other income, security deposits, insurance proceeds or condemnation awards.

     14. Lender's Review. Lender and its agents may inspect the plans and specifications, the Project Budget, the course of construction and other matters pertaining to construction of the Building and Improvements. Lender will accept Valcon as its inspector. Borrower acknowledges and agrees that such inspections are made solely for the protection of the Lender in its capacity as Lender, and Borrower confirms that the Lender is not making and will not be deemed to be making any representations or warranties as to any matters pertaining to the Building or Improvements by reason of such inspections or by reason of advances made by the Lender under the Loan Documents. Without limitation of any of the foregoing, Borrower has selected the general contractor, all major subcontractors, the project architect and engineer, and all other consultants providing professional services with respect to the Project, and Lender, in its capacity as such, has not and shall not have any responsibility for their selection nor for the quality of their materials, their services, or workmanship. Neither the Borrower nor any other person shall have any right to rely on any procedures required by the Lender herein, such procedures being solely for the protection of the Lender, in its capacity as lender.

     Following acceptance of this Commitment and prior to the Closing, Borrower shall provide to Lender a copy of all periodic architect's reports by the architect of record and by the construction lender's architect/engineer within thirty (30) days of submission during the entire period of construction. In addition to the foregoing, Borrower shall provide to Lender a lease schedule provided during each calendar quarter of the initial lease-up period of the property containing not less than the following information: tenant name, lease term, lease commencement, date of occupancy, monthly rent, concessions, unit size and unit leased.

     15. No Off-set. Anything herein contained to the contrary notwithstanding, the Borrower and Lender specifically acknowledge and agree that Lender shall not have the right to offset its commitment to lend hereunder against distributions or other sums paid or to be paid to Brandywine TB I, L.P., in its capacity as a partner of Borrower, and Borrower shall not have the

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 6


right to offset distributions or other sums due Brandywine TB I, L.P. as a partner of Borrower, against Lender's commitment to lend hereunder.

     16. Borrower and Lender. Lender and Borrower acknowledge and agree that their respective obligations to one another hereunder and under the Loan Documents are in addition to, and shall be independent of, any obligations of Borrower to its partners, and the obligations of Borrower's partners, each to the other. Borrower, Four Oliver Tower Corporation and Four Oliver Tower Associates expressly acknowledge and agree that Lender has no fiduciary duty or fiduciary obligation of any kind to them by reason of this Commitment or the Loan, or any of them, and Lender is and shall be free to exercise any and all rights and remedies reserved to Lender hereunder and under the Loan Documents, notwithstanding that Brandywine TB I, L.P., an affiliate of Brandywine Operating Partnership, is a partner in Borrower.

     17. Exculpation. No recourse shall be had for any obligation of Brandywine Realty Trust under this Commitment or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Borrower and all parties claiming by, through or under Borrower.

     18. Alternate Financing. Lender acknowledges and agrees that nothing herein prevents Borrower from obtaining alternate financing in lieu of the Loan, and that by executing the acceptance attached hereto Borrower is not obligated to accept the Loan from Lender, but only to accept the terms set forth herein if Borrower elects to accept the Loan. Lender's commitment to make the Loan hereunder will remain in effect and available to Borrower until such time as any such alternate financing is funded.

                  [remainder of this page left intentionally blank]

Four Tower Bridge Associates
c/o Four Oliver Tower Associates,
  Managing General Partner
Attention:  Donald W. Pulver
January 20, 1998
Page 7

     19. Acceptance; Termination. The acceptance of this Commitment shall be evidenced by the return of the enclosed copy hereof executed by Borrower, within three (3) days from the date hereof. Unless this Commitment is so accepted, it shall become null and void.

                              Very truly yours,

                              Brandywine Operating Partnership, L. P. , a
                              Delaware limited partnership

                              By: Brandywine Realty Trust, a Maryland real estate investment trust, its General Partner

                                   By: /s/ Anthony A. Nichols, Sr.
                                       ---------------------------
                                        Name:  Anthony A. Nichols, Sr.
                                        Title:    Chairman of the Board

                                     ACCEPTANCE

     Intending to be legally bound, the undersigned hereby accept the foregoing Commitment and agree to the terms and conditions thereof.


                                   FOUR TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership

                                   By:  FOUR OLIVER TOWER ASSOCIATES, a
                                        Pennsylvania limited partnership

                                        By:  FOUR OLIVER TOWER CORPORATION, a
                                             Pennsylvania corporation, its duly
                                             authorized general partner


                                             By: /s/ Donald W. Pulver
                                                 --------------------
                                                  Donald W. Pulver, President

                                   By:  BRANDYWINE TB I, L.P., a Pennsylvania
                                        limited partnership

                                        By:  BRANDYWINE TB I, L.L.C., a
                                             Pennsylvania limited liability
                                             company


                                             By:/s/ Anthony A. Nichols, Sr.
                                                ---------------------------
                                                  Name:  Anthony A. Nichols, Sr.
                                                  Title:  Chairman

                                 GENERAL CONDITIONS


          The following General Conditions are an integral part of this commitment:

     1. Documents and Information to be Furnished to Lender Before Loan Closing. At least ten (10) business days prior to the scheduled date of the Loan Closing, Borrower must obtain at its expense and submit to Lender the documents and information set forth below. Such documentation and information shall be subject to Lender's review and approval, both as to form and substance, and shall be updated and effective at the time of Loan Closing. None of the materials provided by Borrower shall vary in any material respect from the information and materials previously provided to Lender in order to induce Lender to underwrite and approve the Loan.

          (a) A currently dated title report, in form and substance satisfactory to Lender, issued by Lawyers Title Insurance Corporation, covering the Real Property, which contains copies of all identified documents referred to therein. The title report shall stipulate that title insurance, in a form approved by Lender, shall be issued to Lender at time of the Loan Closing which shall insure Lender as the holder of a valid first mortgage lien for the full amount of the Mortgage, free and clear of all liens (including mechanic's liens filed or unfiled), encumbrances and exceptions other than those which may be approved by Lender.

          (b) A current ALTA/ASCM as-built survey of the Real Property, certified to and acceptable to Lender and to Lawyers Title Insurance Corporation, issuing the title insurance, showing such items as Lender shall specify, together with a metes and bounds description of the Real Property corresponding to such survey.

          (c) Any and all lease agreements relating to any portion of the Real Property, and any form of proposed lease agreement to be used by Borrower in connection with the Real Property during the term of the Loan.

          (d) Borrower's Agreement of Limited Partnership, Certificate of Limited Partnership, pertinent incumbency and signature certificates, and resolutions authorizing the transaction.

          (e) A written opinion of Borrower's 's counsel, who shall be acceptable to Lender, stating that, inter alia: (i) Borrower is duly organized, validly existing and in good standing in the Commonwealth of Pennsylvania, authorized to do business in the Commonwealth of Pennsylvania, (ii) Borrower has full authority and legal right to carry out the terms of this Commitment and any other documentation required hereunder or in connection with the Loan, (iii) Borrower has taken all necessary and appropriate action to authorize the execution and delivery of this Commitment and all other documents required to be executed by it in connection with the Loan, (iv) this Commitment and all other documents required to be executed by Borrower in connection with the Loan have been duly executed and acknowledged or witnessed, as appropriate, by Borrower,
(v) none of the aforesaid actions, undertakings and agreements contravene or shall contravene Borrower's Partnership Agreement or Certificate of Limited

Partnership, the provisions of this Commitment, or the provisions of any contract or agreement to which Borrower is a party or by which Borrower is bound or any applicable law, (vi) the Note, Mortgage and all other loan documents are valid and binding and enforceable according to their respective terms in the state where the Real Property is located, and (vii) the Loan is not civilly usurious.

          (f) Fully paid fire and casualty insurance policies with extended coverage, covering risk of loss or damage to the Real Property due to fire and such other casualties as Lender may require, with limits equal to one hundred percent of the full replacement cost with such company or companies approved by Lender (but such company must have an A or better rating by Best's Rating Service) and containing mortgagee clauses in favor of Lender in form and content satisfactory to Lender; fully paid flood insurance policy, if determined to be necessary by Lender; and fully paid liability insurance and workmen's compensation insurance in such amounts as may be required by Lender or, as to workmen's compensation, mandated by statute.

          (g) The final as-built plans and specifications for the Building and Improvements, which shall have been approved in writing by all necessary and appropriate governmental authorities, the general contractor, the primary subcontractors, and the architect, engineer and bonding company, as appropriate.

          (h) Appraisals of the Real Property in accordance with the requirements of Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") based upon its fair market value currently and upon its projected fair market value following completion of the construction of the Building as shown in the plans and specifications, which appraisals shall be paid for by Borrower, performed by an MAI appraiser selected by or acceptable to Lender and acceptable in form and substance to Lender having a value of at least Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000.00).

          (i) A Phase I Environmental Report (and the report of such further investigations, if any, as shall be deemed appropriate by Lender), prepared by an independent environmental engineering firm acceptable to Lender, which may be McLarer Hart, indicating that there are no hazardous substances or wastes in, on or around the Real Property, that the Real Property does not contain any wetlands, that the Real Property is not located in a flood hazard area or 100-year flood plain, and otherwise in form and substance satisfactory to Lender.

          (j)  Intentionally Omitted.

     2. Lender's Approval of Documents and Title. The need for and the adequacy as to form and substance of each and every document relating to the Loan and all questions relating to the validity, status and priority of the security for the Loan shall be determined by and must be satisfactory to Lender.

     3. Condemnation. Lender shall have the right to terminate this Commitment in the event there occurs, between the date of this Commitment and the date of the Loan Closing, any loss or damage to the Real Property due to any taking of all or any portion of the Real Property by exercise of the power of condemnation or eminent domain, which precludes or substantially delays completion of the Project.

     4. Maximum Rate of Interest on Loan. Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Loan, the effective rate of interest on the Loan shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. Borrower hereby agrees to give Lender prior written notice in the event any interest payment made to Lender with respect to this Loan will cause the total interest payments collected in any one year to be usurious under applicable law, and Lender hereby agrees not to collect knowingly any interest from Borrower in the form of fees or otherwise which will render this Loan usurious. In the event that such interest would be usurious in Lender's opinion, Lender reserves the right to reduce the interest payable by Borrower or, if the Loan Closing has not yet occurred and at its option, to terminate this Commitment. This provision shall survive the Loan Closing and the repayment of the Loan.

     5. No Other Liens on Real Property. Borrower hereby agrees that during the term of the Loan and any extension thereof, there shall be no other financing secured by the Real Property and no lien or encumbrance other than those contemplated by this Commitment shall be created or permitted to exist against the Real Property without the written consent of Lender. In the event such consent is given, any and all such financing and liens shall be absolutely and unconditionally subordinated to the lien of the Mortgage contemplated by this Commitment.

     6. No Transfer of Real Property. Borrower hereby agrees that during the term of the Loan and any extension thereof, there shall be no transfer of legal or equitable ownership of the Real Property.

     7. No Waiver of Rights. Neither the failure of Lender nor the delay of Lender to exercise any right, power or privilege under this Commitment shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of any other right, power or privilege.

     8.   Assignment.

          (a) Neither this Commitment nor the Loan proceeds shall be assignable by Borrower without the prior written consent of Lender, and any attempt at such assignment without such consent shall be void.

          (b) This Commitment, the Loan and any and all documents pertaining thereto may be placed, assigned, serviced or participated (either in whole or in part) by Lender, its successors and assigns.

     9. Modification; Entire Commitment; No Reliance by Third Parties. No change or modification of this Commitment shall be valid unless the same is in writing and signed by the parties hereto. This Commitment contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, either written or oral, expressed or implied between the parties hereto other than as herein set forth. It is expressly understood and agreed that this Commitment represents an integration of any and all prior and contemporaneous promises, agreements, conditions, undertakings, warranties and representation between the parties hereto. This Commitment is directed solely and exclusively to Borrower and shall not inure to the benefit of or be relied upon by any third party.

     10. Commitment to Survive Closing. This Commitment shall survive the Loan Closing and each and every one of the obligations and undertakings of Borrower named herein shall be continuing obligations and undertakings and shall not cease and determine until the entire Loan, together with all interest and fees due hereon and any other amounts which may accrue pursuant hereto or to the Loan, shall have been paid in full, and until all obligations and undertakings of Borrower shall have been fully completed and discharged. To the extent the Loan Documents conflict with this Commitment, the Loan Documents shall prevail.


          *         *         *         *